                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  May 28, 1997


                                MATRITECH, INC.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   DELAWARE
         ------------------------------------------------------------
                (State or other jurisdiction of incorporation)



         1-12128                                   04-2985132
--------------------------             ----------------------------------
 (Commission File Number)               (IRS Employer Identification No.)


                 330 NEVADA STREET, NEWTON, MA          02160
            ------------------------------------------------------
            (Address of principal executive offices)  (Zip Code)


              Registrant's telephone number, including area code:

                                (617) 928-0820
                                --------------
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ITEM 5.   OTHER EVENTS.
          ------------

     Private Placement.  On May 30, 1997, the Registrant completed a private
     -----------------
placement of 2,200,000 shares of Common Stock, at a purchase price equal to $5.00 per share. The Registrant received net proceeds of approximately $10.9 million after deducting the estimated expenses of the transaction. The placement agent elected to receive all of its commission and expenses (less $25,000) in the form of 257,608 shares of restricted Common Stock and five year warrants for the purchase of an additional 245,761 shares of Common Stock exercisable at $5 per share.

     These securities were offered and sold only to "qualified institutional buyers" (as defined in Rule 144A) and to "accredited investors" (as defined in Regulation D).

     In connection with this transaction, the Registrant agreed to file, within 30 days after the final closing on May 30, 1997, a registration statement with the Securities and Exchange Commission covering the resale from time to time of the shares of Common Stock issued in connection with this private placement and underlying the placement agent's warrants, and to use its best efforts to cause the Registration Statement to become effective.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

     (a)  Financial Statements.
          ---------------------

     The effects of the private placement financing described in Item 5 are reflected in the following actual and pro forma unaudited balance sheet information of the Registrant as of March 31, 1997:

                                                                   Pro Forma
                                                                   ---------
                                            March 31, 1997    March 31, 1997/(1)/
                                            --------------    -------------------

Cash and cash equivalents                      5,797,136           16,712,136
Current assets                                 6,694,537           17,609,537
Total assets                                   7,297,284           18,212,284

Current liabilities                            1,006,144            1,006,144
Stockholders' equity                           6,291,140           17,206,140
Current liabilities and
 stockholders' equity                          7,297,284           18,212,284


Working capital                               $5,688,393          $16,603,393

-------------------------------------------
(1) This pro forma balance sheet information should be read in conjunction with the Registrant's unaudited financial statements and notes thereto contained in its Quarterly Report on Form 10-Q for the three-month period ended March 31, 1997. This pro forma unaudited balance sheet information reflects the following transactions described in Item 5:

     (a) The sale of 2,200,000 shares of the Registrant's Common Stock at $5.00 per share after $25,000 in commissions and $60,000 of estimated offering expenses.

     (b) The issuance of 257,608 shares of the Registrant's Common Stock to the private placement agent in lieu of cash commissions

     (c) The issuance of a warrant to purchase 245,761 shares of the Registrant's Common Stock at an exercise price of $5.00 per share.

     This pro forma unaudited balance sheet information is not necessarily indicative of what the Registrant's financial position would have been had such transactions in fact occurred on March 31, 1997.

     (c)  Exhibits

     4.1 Placement Manager Agreement dated May 28, 1997 between the Registrant and Sunrise Securities Corp.

     4.2 Form of Warrant Agreement and Certificate between the Registrant and certain designees of Sunrise Securities Corp.

     4.3 Form of Subscription Agreement between the Registrant and the several purchasers.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 3rd day of June, 1997.



                                    MATRITECH, INC.


                                    BY: /s/ Stephen D. Chubb
                                       ---------------------
                                         Stephen D. Chubb
                                         Chairman and Chief
                                         Executive Officer
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                                 EXHIBIT INDEX


Exhibit
Number                       Description
------                       -----------

4.1 Placement Manager Agreement dated May 28, 1997 between the Registrant and Sunrise Securities Corp.

4.2 Form of Warrant Agreement and Certificate between the Registrant and certain designees of Sunrise Securities Corp.

4.3 Form of Subscription Agreement between the Registrant and the several purchasers.